UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2011

USChina Taiwan Inc

(Exact name of registrant as specified in its charter)

NEVADA                                            333-165526                                                   27-2039490

(State or other jurisdiction of                   (Commission File Number)                   (I.R.S. Employee Identification No.)

incorporation or organization) 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan (Address of principal executive offices, including zip code)

(886) 981-990-401

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________

ITEM 8.01 OTHER EVENTS.

On September 19, 2011, the Board of Directors of our company made decision: to purchase 1,230,000 shares of common stock of USChina Venture III Inc on par value $0.0001 per share for aggregate price of $123, for the purpose to develop new business in USChina Venture III Inc,.

The share offering of USChina Venture III Inc to USChina Taiwan is relative to the two companies’ close relations of the control interests of both Ching-Sang Hong and Andrew Chien, not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

These purchased shares will be distributed to the shareholders of our company on one to one basis that is every outstanding share of USChina Taiwan will get one share distribution of USChina Venture III Inc as special dividends or gifts from the Company.

The distribution of these shares will follow the rules of Article V. Section 2 of By-Laws of USChina Taiwan, which gives every shareholder rejection right in distributing shares of USChina Venture III Inc.

The record day of the shareholders of our company for the distribution is October 3, 2011.

USChina Taiwan will submit Form 10b-17 following FINRA Rule 6490 for this distribution.

USChina Venture III Inc is a private company, registered in Nevada on September 19, 2011, owned by Andrew Chien. After the share distribution, Ching-Sang Hong will sell his 1,000,000 shares USChina Venture III Inc to Andrew Chien at par value 0.0001 per share immediately, and Andrew Chien will be nominated as the sole Director of USChina Venture III, which was approved by majority (over 97%) capital representatives of USChina Taiwan Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USChina Taiwan Inc. (Registrant)

Date: September 20, 2011

/s/ Ching-Sang Hong

Ching-Sang Hong, President